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Exhibit 10.7(a)

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST
UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE
SYMBOL "[***]" IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN OMITTED.

AMENDMENT NUMBER TWO TO LEASE AGREEMENT

        This Amendment Number Two to Lease Agreement (the "Amendment") is executed as of the 23rd day of December, 2004, by and between Frontier Center One, LLC, a Colorado limited liability company ("Landlord"), and Frontier Airlines, Inc., a Colorado corporation ("Tenant").

        WHEREAS, Landlord and Tenant are parties to a lease dated May 10, 2000, and amended by Amendment Number One to Lease Agreement dated October 31, 2000, (collectively, the "Lease") under which Tenant leased all of the space in the Building located at 7001 Tower Road, Denver, Colorado 80249; and

        WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease and to modify other provisions of the Lease, all as provided in this Amendment.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease shall be amended as follows:

        1.    Term.    The Primary Lease Term is hereby extended for two (2) years for a full term of fourteen (14) years and four (4) months. The parties agree that the Commencement Date was October 1, 2000, and that the Primary Lease Term shall end on January 31, 2015, unless terminated sooner as provided in the Lease.

        2.    Base Rent.

          (a)   For the final two years of the extended Primary Lease Term, Base Rent for the first 40,000 rentable square feet of the Premises excluding the Ground Satellite Area and DC Play Area shall be:

Lease Year	Per Square Foot	Monthly Base Rent
13	[***]	[***]
14	[***]	[***]

          (b)   In addition, with respect to the rentable square feet of the Building leased by Tenant exceeding 40,000 rentable square feet, excluding the Ground Satellite Area and DC Play Area, the Base Rent for the final two years of the extended Primary Lease Term shall be as follows:

Lease Year	Per Square Foot	Monthly Base Rent
13	[***]	[***]
14	[***]	[***]

          (c)   No rent shall be payable with respect to Tenant's lease of the Ground Satellite Area and DC Play Area during the 13th and 14th Lease Years.

        3.    Permitted Use.    Section 1.11 of the Lease is amended in its entirety to read as follows:

    Permitted Use.    (i) General office; (ii) telephone reservation center; (iii) classroom training; (iv) flight simulator training; (v) flight attendant training with associated equipment; (vi) dispatch center; (vii) records storage; (viii) cafeteria only for employees; (ix) exercise area only for employees; and (x) day care center and for no other purpose; provided, however, at no time during the Primary Lease Term as it may be extended, may more than fifteen percent (15%) of the Rentable Area of the Premises at any time, be used for uses (viii) through (x) above.

        4.    Basic Provisions; Premises, Parking and Common Areas.

          (a)   Section 1.4 is amended to provide that the number of parking spaces is 317.

          (b)   Section 1.9 is amended in its entirety to read as follows:

      One hundred percent (100%).

          (c)   Landlord has completed Landlord's Work, Tenant has accepted the Premises, and the same are acceptable to Tenant in all respects. Sections 2.2 and 2.3 and Exhibit C are deleted from the Lease.

          (d)   Section 2.4 is amended to delete subsections (iii) and (iv) thereof.

        5.    Delay in Possession.    Section 3.2 of the Lease is deleted in its entirety.

        6.    Operating Expenses.

          (a)   The first paragraph of Section 4.2 is amended in its entirety to read as follows:

    Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant's Share (as specified in Section 1.9) of all Operating Expenses, as hereinafter defined, incurred by Landlord during each calendar year of the Term of this Lease, in accordance with the following provisions:

          (b)   Section 4.2(a)(iii) is amended to delete "property management."

          (c)   Section 4.2(a)(iv) is amended in its entirety to read as follows:

    (iv)    The costs of capital improvements, structural repairs and replacements in or to the Building Complex not otherwise specifically required to be responsibility or liability of Landlord under this Lease ("Capital Improvements"); the costs of Capital Improvements, structural repairs and replacements in or to the Building Complex in order to conform to changes subsequent to the Commencement Date in any Applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi governmental authority having jurisdiction over the Building Complex (the "Required Capital Improvements"); the costs of any Capital Improvements, structural repairs and replacements designed primarily to reduce any Operating Expenses (the "Cost Savings Improvements"); and the costs of roof replacement to the extent not covered by warranty ("Roof Replacement"). The expenditures for Capital Improvements, Roof Replacement, Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such item as determined by Landlord's accountants. Capital Improvements and Required Capital Improvements shall not include the initial costs of building expansions for purposes of determining operating expenses.

          (d)   Section 4.2(b)(vi) is amended by adding, at the beginning, the words, "Property management expenses and".

        7.    Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

          (a)   Section 8.1(a) is amended in its entirety to read as follows:

    Subject to the provisions of Sections 8.2, 10, and 15, Tenant shall, at Tenant's sole cost and expense and at all times, keep the Building Complex and every part thereof in good order, condition and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Building Complex), including, without limiting the generality of the foregoing, plumbing, electrical lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections, fixtures, interior walls, exterior walls, roof, ceilings, floors, windows, doors, plate glass, and skylights, parking areas and lighting, driveways, sidewalks, landscaping, irrigation systems, and subject to Section 8.1(b) below, heating, air conditioning and ventilating systems, but excluding any items which are the responsibility of Landlord pursuant to Section 8.2 below. Tenant, in keeping the Building Complex in good order, condition and repair, shall exercise and perform good maintenance practices, including, without limitation, providing janitorial services to the Building Complex substantially equivalent to those attached hereto as Exhibit I and, snow, ice and trash removal service. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Building Complex and all improvements thereon or a part thereof in good order, condition and state of repair.

          (b)   Section 8.1(b) is amended in its entirety to read as follows:

    Tenant shall procure and pay the cost of a contract for maintenance of the heating, air conditioning and ventilating systems for the Building Complex with a reputable contractor licensed in the State of Colorado and reasonably satisfactory to Landlord.

          (c)   Section 8.1(c) is amended to replace, in both places where it is used, the word "Premises" with the words "Building Complex" and to add the words "including, without limitation, the Premises," before the words "after twenty".

          (d)   Section 8.2 is amended in its entirety to read as follows:

    By Landlord.    Subject to the provisions of Sections 4.2, 6, 8.1, 9, 10, 11 and 15, and except for damage caused by any negligent or intentional act or omission of Tenant, its agents, employees, suppliers or invitees, in which event Tenant shall repair the damage, Landlord shall (a) keep in good order, condition and repair the structural components of the Building Complex, including, but not limited to, foundations and structural condition of exterior walls and interior bearing walls, if any; provided, however, Landlord shall not be obligated to paint or provide routine maintenance of the interior or exterior surfaces of exterior walls or of interior bearing walls nor shall Landlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises; and (b) replace the roof when it is reasonably necessary to do so. Tenant shall have no right to make repairs to the Building or Building Complex at Landlord's expense except as otherwise provided herein, including, but not limited to Sections 8.1, 10.6 or 14.5.

          (e)   Sections 8.3(a) and (b) are each amended by deleting "[***]" and substituting "[***]".

        8.    Insurance; Indemnity

          (a)   Section 9.2(a) is amended in its entirety to read as follows:

    Carried by Tenant.    Tenant shall obtain and keep in force during the Term of this Lease a General Liability policy of insurance (including but not limited to third party bodily injury, personal injury, property damage, and premises liability) protecting Tenant against claims based upon, involving or arising out of their use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount of not less than five million dollars ($5,000,000) per occurrence, except in the annual aggregate as respects personal injury. The policy shall (i) name Landlord and Lender(s) whose names have been provided to Tenant in writing as additional insureds for their interests (ii) contain several liability and cross liability clauses in favor of Landlord and any such Lender(s), (iii) include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease, and (iv) including coverage for liability arising from acts of terrorism to the extent available from or with the assistance of the U.S. government or from private carriers on commercially reasonable terms. The limits of said insurance required by this lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligations hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. In addition, Tenant shall maintain workers' compensation insurance as is required by state law.

          (b)   The first sentence of Section 9.3 is amended in its entirety to read as follows:

    Subject to reimbursement of premiums as described in Section 9.1, Landlord shall maintain property damage insurance on the Building and the common areas insuring against loss or damage by fire or other casualty covered by a so-called "special form" policy and insuring loss or damage by acts of terrorism, in such amounts and from companies and on terms and conditions as Landlord deems appropriate from time to time.

          (c)   The next to the last sentence of Section 9.4 is amended to read as follows: No such policy shall be cancelable or subject to modification adverse to the interests of Landlord except after thirty (30) days' (ten (10) days' for non-payment of premium) prior written notice to Landlord.

          (d)   Section 9.6(a) is amended to add the words "reasonable" before the words "attorneys"'.

        9.    Payment of Taxes.    Section 11.1 is amended by adding the following sentence:

    Tenant shall have the right, at its sole cost and expense, to protest any Real Property Taxes, and Landlord agrees to cooperate in said protest without expense to the Landlord, provided however that the foregoing right to protest shall not affect Landlord's right to pay any such Real Property Taxes before or during the pendency of Tenant's protest or Tenant's obligation to reimburse Landlord for payment of such Real Property Taxes.

        10.    Utilities.    Section 12 is amended in its entirety to read as follows:

    Utilities.    Tenant shall pay directly for all utilities and services supplied to the Building Complex, including, but not limited to electricity, telephone, security, gas and cleaning of the Building Complex as described in Section 8.1 herein together with any taxes thereon.

        11.    Assignment and Subletting.

          (a)   Section 13.1 is amended in its entirety to read as follows:

    Assignment.    Tenant shall not assign this Lease or any interest herein without the written consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that: (i) Tenant has complied with the applicable provisions of Section 13.3 below and Landlord has declined to exercise its rights thereunder; (ii) the proposed assignee is engaged in a business, and the Premises will be used, in a manner which is in keeping with the then standards of the Building and the Permitted Uses provided in Section 1.11 and does not conflict with any exclusive use rights granted to any other tenant; (iii) the proposed assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (iv) Tenant is not in monetary default or material non-monetary default hereunder at the time it makes its request for such consent; (v) the proposed assignee is not a governmental or quasi governmental agency; (vi) the rent under such assignment is not less than the rent to be paid by Tenant for such space under the Lease; and (vii) any lender of Landlord from whom Landlord must obtain consent has provided such consent in writing. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that if the use of the Premises by any proposed assignee would require compliance by Landlord and the Building with any current or future laws to a greater extent than that required prior to the proposed occupancy by such assignee, Landlord, at its sole option, may refuse to grant such consent, unless, as an express condition thereof, Tenant and/or such assignee bears the entire cost of such greater compliance. Subject to Section 13.7 below, a sale by Tenant of all or substantially all of its assets or, if Tenant is a publicly traded corporation, all or substantially all of its stock; a merger of Tenant with another corporation; the transfer of twenty-five percent (25%) or more of Tenant's stock if Tenant is not a publicly traded corporation; or transfer of twenty-five percent (25%) or more of the direct or indirect beneficial ownership interests in Tenant if Tenant is not a publicly traded corporation shall constitute an assignment hereunder requiring Landlord's prior written consent. Notwithstanding the consent of Landlord to any assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including, but not limited to those provided in Section 8.1 and to the payment of all Base Rent and Tenant's Share of Operating Expenses, unless in its consent Landlord has specifically agreed to release Tenant from such obligations. If this Lease is assigned, Landlord may collect the rent from the assignee and apply the net amount collected to the Rent herein reserved. Any attempt by Tenant to assign this Lease as to less than all of the Premises shall be considered a subletting and shall be subject to the terms of Section 13.2 below. If Tenant collects any rental or other amounts from any assignee in excess of assumption of the obligation to pay Base Rent and the Tenant's Share of Operating Expenses, Landlord shall be entitled to fifty percent (50%) of such excess after deducting actual payments by Tenant for brokerage commissions and tenant improvement costs on account of such assignment, and Tenant shall pay to Landlord, as and when Tenant receives the same, all such excess amounts received by Tenant.

          (b)   Section 13.2 is amended in its entirety to read as follows:

    Subletting.    Tenant shall not sublet any part of the Premises without the written consent of Landlord first being obtained, which consent Landlord may grant or withhold in Landlord's sole discretion in the case of a subletting of fifty percent (50%) or more of the Premises, but which consent as to any subletting of less than fifty percent (50%) of the Premises will not be unreasonably withheld. Tenant agrees that the factors enumerated in subsections (i) through (v) and (vii) of Section 13.1 above are among the factors upon which Landlord may reasonably decide to withhold consent to a subletting. If the Premises or any part thereof is sublet or occupied by anybody other than Tenant (other than an assignee), Landlord may, after a default by Tenant, collect the rent from the subtenant or occupant and apply the net amount collected to the Rent herein reserved. No such subletting, occupancy, or collection shall be deemed an acceptance of the subtenant or occupant as the tenant hereof or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding the consent of Landlord to any sublease, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including, but not limited to those provided in Section 8.1 and to the payment of all Base Rent and Tenant's Share of Operating Expenses. If Landlord or Tenant collects any rental or other amounts from any subtenant or occupant (on a per-square-foot-basis) in excess of the Base Rent and the Tenant's Share of Operating Expenses for any monthly period, Landlord shall be entitled to fifty percent (50%) of such excess after deducting actual payments by Tenant for brokerage commissions and tenant improvement costs on account of such subletting or occupancy, and Tenant shall pay to Landlord on a monthly basis, as and when Tenant receives the same, all such excess amounts received by Tenant.

          (c)   Section 13.3 is amended by deleting the word "such" after the word "consent" in (ii) and by the addition of the following new sentence:

    Landlord's consent to any requested sublease or assignment shall not in any way be construed as relieving Tenant from obtaining Landlord's express written consent to any further assignment or sublease and shall not waive Landlord's right to refuse to consent to any other such request or to terminate this Lease if such request is made, all as provided herein.

        12.    Inducement Recapture in Event of Default.    Section 14.3 is deleted in its entirety.

        13.    Default by Landlord.    Section 14.5 is amended by the addition of the following:

    Notwithstanding the foregoing, in the event of an emergency (i.e., an immediate threat of material harm to person or to property of Tenant) and Landlord's failure within a reasonable time after Tenant's notice of such emergency to comply with the terms of Section 8.2, Tenant shall have the right, but not the obligation, to complete such repairs and shall be entitled to reimbursement from Landlord for the expenses and costs incurred by Tenant in completing such repairs.

        14.    Financial Statement.    Section 17.2 is amended by adding the following new sentence:

    The foregoing requirement shall not apply if, at the time of any request by Landlord for Tenant's financial statements, Tenant is a publicly-traded company and such financial statements have been filed with the Securities and Exchange Commission and are matters of public record.

        15.    Notice.    The addresses for notice to the parties specified in Section 24.1 are amended in their entirety to read as follows:

        If to Landlord:

    John M. Todd
    c/o Cottonwood Management
    2313 17th Street
    Greeley, CO 80634
    Telephone No. [***]
    Fax No. [***]

      With a copy to:
      Jeffrey T. Bedingfield
      Witwer, Oldenburg, Barry & Johnson, LLP
      822 7th Street, Suite 760
      Greeley, CO 80631
      Telephone No. [***]
      Fax No. [***]

    If to Tenant:

      Frontier Airlines, Inc.
      7001 Tower Road
      Denver, CO 80249-7312
      Attn: General Counsel

      With a copy to:
      Randell G. Alt, Esq.
      Otten, Johnson, Robinson, Neff &Ragonetti, P.C.
      950 17th Street, Suite 1600
      Denver, CO 80202

        16.    Notice of Option Exercise.    Section 50.1 is amended by substituting "Section 50.5" for "subparagraph E."

        17.    Expiration of Option.    Section 50.3 is amended by substituting "Sections 50.1 and 50.2" for "subparagraphs A and B."

        18.    Option to Extend.

          (a)   Section 50.4 of the Lease is amended to change "twenty-five percent (25%)" to "fifty percent (50%)."

          (b)   Section 50.5 of the Lease is amended to delete "but in no event shall the rate be less than the Base Rent which Tenant is paying immediately prior to commencement of the respective Option Term" and by adding "in the same vicinity as the Building Complex" after the phrase "comparable building complex" in the second sentence.

        19.    Condition Precedent.    This Amendment shall be effective on the date of, and only upon, conveyance of title to the Building Complex by Landlord to Todd Family Partnership, L.P. and affiliates thereof. If such conveyance does not occur on or before December 31, 2004, this Amendment shall be null and void, the Lease shall remain in effect on the terms stated therein, and Landlord and Tenant shall have no further rights or obligations hereunder.

        20.    Miscellaneous.

          (a)   Capitalized terms that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

          (b)   If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall govern. Except as herein specifically set forth, all other provisions of the Lease shall remain in full force and effect and be binding upon the parties in accordance with their terms.

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        The parties hereto have executed this Amendment Number Two to Lease Agreement as of the date and year first above written.

LANDLORD:			TENANT:
FRONTIER CENTER ONE LLC, a Colorado limited liability company			FRONTIER AIRLINES, INC., a Colorado corporation
By:	SHEA FRONTIER CENTER, LLC, a Colorado limited liability company, its Manager		By:
Name:
Title:
	By:	J.F. Shea Co., Inc., a Nevada corporation, its Manager	ATTEST:
By:
Name:
		By:	Title:
Name:
Title:
By:
Name:
Title:

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  Exhibit 10.7(a)
AMENDMENT NUMBER TWO TO LEASE AGREEMENT